EXHIBIT 99

FOR IMMEDIATE RELEASE

Flight Safety Technologies, Inc. Completes First Test of UNICORN™ Radar Component

MYSTIC, CT (August 16, 2005) - Flight Safety Technologies, Inc. (AMEX:FLT) completed its planned first test of the UNICORN™ collision alerting radar at the Georgia Tech Research Institute (GTRI) in Marietta, Georgia. In this developmental test, a partial antenna array was mounted on top of a tower at GTRI to measure the detection performance of the radar against a test aircraft flying pre-determined patterns overhead. Detections were achieved, as predicted, of the twin- engine Aerostar test aircraft. Additionally, detections were confirmed of other aircraft landing at the nearby Dobbins Air Reserve Base.

In this test, experimental software was used both to control the pulse generation of the radar modules and to perform data acquisition. This software design determines the radar tracks through post processing and analysis of the receiver data. While this analysis is underway, some detections were strong enough to see without any integration of the received data.

About twenty-five test patterns were flown during three separate flights on two days of flight testing. This first tower test of the UNICORN™ sensor was completely successful in producing the data sought by the company. The measured performance of the system as tested will be determined by analyzing the data during the next few weeks. We wish to acknowledge our contractors GTRI, Microwave Solutions Limited and Linwave, for their valuable contributions to the UNICORN™ program.

The UNICORN™ collision avoidance system is being developed primarily as a candidate capability for unmanned aerial vehicles (UAVs) planned for government use in the U.S. national airspace.

About Flight Safety Technologies, Inc.

The company is currently participating in three advanced technology development efforts aimed at enhancing aviation safety, security, and efficiency. In addition to the UNICORN™ airborne collision avoidance radar initiative, the company is working on its SOCRATES™ airport based technology for wake vortex detection, and TIICM™ technology for protection of airliners against certain terrorist missiles. SOCRATES™ will be deployed at Denver International Airport for a 16 beam test during September, 2005.

TIICM™ is being analyzed in a simulation model at Georgia tech Research Institute (GTRI). The company is cautiously optimistic based on preliminary results involving 30,000 simulated missile attacks on a 737 type aircraft.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the outcome of an informal inquiry by the SEC that appears to be in connection with certain analysts reports about us and our press releases, the outcome of pending class action litigation alleging violations of federal securities laws, whether the government will implement WVAS at all or with the inclusion of a SOCRATESTM wake vortex sensor, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, availability of capital to fund operations, research and development, fluctuations in operating results, and other risks detailed from time to time in Flight Safety Technologies, Inc.'s filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

Contact:

Samuel A. Kovnat
Flight Safety Technologies, Inc.
(860) 245-0191
ir@flysafetech.com